Exhibit 10(n)(ii)

Terms of Awards Under

2004 Employee and Director Equity-Based Compensation Plan (the “Plan”)

Capitalized terms used herein that are not defined shall have the same meaning as set forth in the Plan.

1.	Stock Options

(a)    Vesting Period: Ratably over four (4) years, with twenty-five percent (25%) becoming exercisable on each of the first, second, third and fourth anniversary of the grant date, except as provided in the Plan.

(b) Term: Ten (10) years from grant date.

(c) Exercise Price: Fair market value of BD common stock on grant date.

(d) Form: Non-qualified stock options.

(e)    Forfeiture: Subject to forfeiture if (a) the grantee violates any agreement of non-competition with BD, or any agreement of non-disclosure of confidential information of BD, or (b) if grantee commits acts or omissions that would have been the basis for termination for Cause during the grantee’s employment.

2.	Stock Appreciation Rights (SARs)

(a)    Vesting Period: Ratably over four (4) years, with twenty-five percent (25%) becoming exercisable on each of the first, second, third and fourth anniversary of the grant date, except as provided in the Plan.

(b) Term: Ten (10) years from grant date.

(c) Exercise Price: Fair market value of BD common stock on grant date.

(d)    Settlement: Upon exercise, the holder receives shares of BD common stock equal in value to the amount by which the market price of the BD common stock at the time of exercise exceeds the exercise price.

(e)    Forfeiture: Subject to forfeiture if (a) the grantee violates any agreement of non-competition with BD, or any agreement of non-disclosure of confidential information of BD, or (b) if grantee commits acts or omissions that would have been the basis for termination for Cause during the grantee’s employment.

3.	Performance Units

(a) Vesting Period: Third anniversary of grant date.

(b)    Settlement: Performance Units are settled in shares of BD common stock. Performance Unit awards are given a share target. A formula determines the actual number of shares that will be issued upon vesting, which is based on BD’s performance against pre-established performance measures over the applicable performance period.

(c) Performance Period: Three consecutive fiscal years, beginning with the fiscal year in which the award is granted.

(d)    Performance Measures: For awards prior to November 2012, consist primarily of BD’s revenue growth and return on invested capital during the performance period, with revenue growth weighted 60% or 70%, depending on the year of grant. For awards made in November 2012 and later, consist primarily of BD’s return on invested capital and relative total shareholder return compared to that of a select group of peer companies, each weighted 50%. Payouts may range from zero to 200% of the award’s share target.

(e) Dividend Equivalent Rights. Performance Units granted prior to November 2012 were issued in tandem with dividend equivalent rights.

(f)     Termination prior to the completion of vesting period: Upon death or 409A Disability, grantee vests in a pro rata amount of the award’s share target. Upon Disability (other than a 409A Disability), Retirement or involuntary termination without Cause, grantee vests in a pro rata amount of the shares that would have been distributable under the award had the grantee remained employed with BD through the vesting period.

4.	Time-Vested Units

(a) Vesting Period: Third anniversary of grant date.

(b) Settlement: Each Time-Vested Unit entitles the grantee to one share of BD common stock upon vesting.

(c) Dividend Equivalent Rights. Time-Vested Units granted prior to November 2012 were issued in tandem with dividend equivalent rights..

(d)    Termination prior to the completion of vesting period: Upon Retirement, death or Disability, the award vests in full. Upon involuntary termination without Cause, the grantee vests in a pro rata amount of the award.

5.	Career Shares

(a) Vesting Period: First anniversary of the grantee’s Retirement from BD.

(b) Settlement: Each Career Share entitles the grantee to one share of BD common stock upon vesting.

(c) Dividend Equivalent Rights. Career Shares are issued in tandem with dividend equivalent rights.

(d) Termination prior to the completion of vesting period: Upon death, Disability or involuntary termination other than for Cause, Career Shares become fully vested.

(e) Forfeiture: Subject to forfeiture in the event, at any time prior to the first anniversary of the grantee’s Retirement, the grantee violates non-compete covenant with BD.